PERMA-FIX ENVIRONMENTAL SERVICES, INC.

1940 N.W. 67th Place, Suite A
Gainesville, Florida 32653

NOTICE OF ANNUAL MEETING
To Be Held June 13, 2001

To the Stockholders of Perma-Fix Environmental Services, Inc.:

Notice is hereby given that the 2001 Annual Meeting of Stockholders (the "Meeting") of Perma-Fix Environmental Services, Inc. (the "Company") will be held at the offices of Perma-Fix Environmental Services, Inc., 1940 N.W. 67th Place, Gainesville, Florida 32653, Wednesday, June 13, 2001, at 1:00 p.m. (EDST), for the following purposes:

1.	To elect four (4) Directors to serve until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;
2.	To ratify the appointment of BDO Seidman, LLP as the independent auditors of the Company for fiscal 2001; and
3.	To transact such other business as may properly come before the meeting and at any adjournments thereof.

Only stockholders of record at the close of business on April 20, 2001, will be entitled to notice of, and to vote at, the Meeting and at any adjournments thereof.

Perma-Fix Environmental Services, Inc.'s Annual Report for 2000 is enclosed for your convenience.

By Order of the Board of Directors

Richard T. Kelecy Secretary

Gainesville, Florida
May 4, 2001

Please complete, date, sign and return the accompanying Proxy whether or not you plan to attend the meeting in person. The enclosed return envelope requires no additional postage if mailed in the United States. If a stockholder decides to attend the meeting, he or she may, if so desired, revoke the Proxy and vote in person.

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
1940 N.W. 67th Place, Suite A
Gainesville, Florida 32653

PROXY STATEMENT
FOR THE
2001 ANNUAL MEETING OF STOCKHOLDERS

Solicitation

This Proxy Statement is furnished to the holders of the Common Stock (the "Common Stock") of Perma-Fix Environmental Services, Inc. (the "Company") in connection with the solicitation on behalf of the Board of Directors of the Company (the "Board of Directors" or the "Board") of proxies to be used in voting at the 2001 Annual Meeting of Stockholders to be held at the Company's offices, located at 1940 N. W. 67th Place, Gainesville, Florida 32653, on Wednesday, June 13, 2001, at 1:00 p.m. (EDST), and any adjournments thereof (the "Meeting"). The Company will pay the cost of preparing, printing, assembling and mailing this Proxy Statement and the Proxy Card and all of the costs of the solicitation of the proxies, if necessary. In addition to solicitation by use of the mail, certain of the Company's officers and employees may, without receiving additional compensation therefor, solicit the return of proxies by telephone, telegram or personal interview. The Company has requested that brokerage houses and custodians, nominees and fiduciaries forward soliciting materials to their principals, the beneficial owners of Common Stock, and has agreed to reimburse them for reasonable out-of-pocket expenses in connection therewith.

Revocation of Proxy

The enclosed proxy is for use at the Meeting if the stockholder will not be able to attend in person. Any stockholder who executes a proxy may revoke it at any time before it is voted by delivering to the Company's Secretary either an instrument revoking the proxy or a duly executed proxy bearing a later date. A proxy may also be revoked by any stockholder present at the Meeting who expresses a desire to vote his shares in person.

Mailing of Proxy Statement and Proxy Card

The Notice of Annual Meeting of Stockholders, this Proxy Statement and the accompanying Proxy Card were first mailed to stockholders on or about May 4, 2001.

Record Date and Voting Securities

Only the holders of Common Stock of record at the close of business on April 20, 2001 (the "Record Date"), will have the right to receive notice of, and be entitled to vote at, the Meeting. At the close of business on the Record Date, 22,569,762 shares (excluding 988,000 treasury shares) of Common Stock were issued and outstanding. Each stockholder of record, as of the Record Date, is entitled to one vote for each share of Common Stock that the stockholder owned as of the Record Date on each matter to be voted upon at the Meeting. A majority of all of the outstanding shares of Common Stock entitled to notice of, and to vote at, the Meeting, represented in person or by proxy, will constitute a quorum for the holding of the Meeting. The failure of a quorum to be represented at the Meeting will necessitate adjournment and will subject the Company to additional expense.

Pursuant to the General Corporation Law of the State of Delaware, only votes cast "FOR" a matter constitute affirmative votes, except proxies in which the stockholder fails to make a specification as to whether he votes "FOR," "AGAINST," "ABSTAINS" or "WITHHOLDS" as to a particular matter shall be considered as a vote "FOR" that matter. Votes will be tabulated by an inspector of election appointed by the Board of Directors. Votes in which the stockholder specified that he is "WITHHOLDING" or "ABSTAINING" from voting is counted for quorum purposes. Abstentions and broker non-votes are not considered as votes "FOR" a particular matter.

PROPOSAL 1 - ELECTION OF DIRECTORS

The Company's Certificate of Incorporation provides that the Board of Directors shall hold office until the next annual meeting of stockholders and their successors have been elected and qualified or until their earlier resignation or removal. Successors to those Directors whose terms have expired are required to be elected by stockholder vote. Vacancies for an unexpired term and any additional positions created by Board of Directors' action are filled by the existing Board of Directors.

The Company's Bylaws provide that the number of the Company's directors (the "Directors") shall be at least three (3), and that the number of Directors may be increased or decreased by action of the Board. The Board of Directors currently has determined that the number of Directors shall be four (4).

At the Meeting, four (4) Directors are to be elected to serve until the next annual meeting of the stockholders and until their respective successors are elected and qualified. Dr. Centofanti and Messrs. Zwecker, Colin and Sullivan are presently serving as Directors and have been nominated for reelection to the Board of Directors. Shares represented by the enclosed proxy will be voted "FOR" the election as Directors of the four (4) nominees named below unless authority is withheld. The proxies cannot be voted for a greater number of persons than the number of nominees named herein.

Although there is no formal procedure for stockholders to recommend nominees for the Board of Directors, the Nominating Committee will consider such recommendations if received one hundred twenty (120) days in advance of the Annual Meeting of Stockholders. Such recommendations should be addressed to the Nominating Committee at the Company's address and provide all information relating to such person that the stockholder desires to nominate that is required to be disclosed in solicitation of proxies pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended ("Exchange Act").

Thomas P. Sullivan ("Mr. Sullivan") was appointed to the Board of Directors in June 1999 pursuant to the terms of certain Stock Purchase Agreements (as defined and described in "Certain Relationships and Related Transactions") to fill a newly created Board seat which was created in connection with the Stock Purchase Agreements. Under the terms of the Stock Purchase Agreements, the Sullivan Trusts (as defined in "Certain Relationships and Related Transactions"), which were the Sellers under the Stock Purchase Agreements, and which are controlled by Mr. Sullivan and his wife, are entitled to have one (1) nominee to the Company's Board of Directors as long as the Sullivan Trusts own of record, in the aggregate, not less than 1,500,000 shares of the Common Stock that the Sullivan Trusts acquired under the Stock Purchase Agreements. The Company agreed to recommend that its shareholders elect the one nominee selected by the Sullivan Trusts if such nominee is satisfactory to the Board of Directors of the Company. At the closing of the Stock Purchase Agreements, the Sullivan Trusts selected Mr. Sullivan as their nominee to the Company's Board of Directors, and, as a result, Mr. Sullivan was elected by the Board as a director to fill the newly created directorship and to serve until the Company's next annual meeting of stockholders. As of the Record Date, the Sullivan Trusts, in which the trustees and primary beneficiaries are Mr. Sullivan and his wife, are the beneficial owners of 1,555,904 shares of Common Stock, which shares were acquired under the Stock Purchase Agreements. Mr. Sullivan has been selected by the Sullivan Trusts as their nominee for the 2001 election of Directors.

Nominees

The following sets forth information concerning the four (4) nominees for election as Directors:

Director/Nominee	Principal Occupation and Other Information
Dr. Louis F. Centofanti, Chairman of the Board and Director since 1991, Age: 57	Dr. Centofanti has served as Chairman of the Board of the Company since he joined the Company in February 1991. Dr. Centofanti also served as President and Chief Executive Officer of the Company from February 1991 until September 1995, and from March 1996 to the present has served as President and Chief Executive Officer of the Company, and continues as Chairman of the Board. From 1985 until joining the Company, Dr. Centofanti served as Senior Vice President of USPCI, Inc. ("USPCI"), a large hazardous waste management company, where he was responsible for managing the treatment, reclamation and technical groups within USPCI. In 1981, he founded PPM, Inc., a hazardous waste management company specializing in the treatment of PCB contaminated oils. From 1978 to 1981, Dr. Centofanti served as Regional Administrator of the Department of Energy for the southeastern region of the United States. Dr. Centofanti has a Ph.D. and a M.S. in Chemistry from the University of Michigan, and a B.S. in Chemistry from Youngstown State University.
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Mark A. Zwecker, Director since 1991, Age: 49	Mr. Zwecker has served as a Director of the Company since its inception in January 1991. Mr. Zwecker is currently President of ACI Technology, LLC, a position he has held since 1997. Previously, Mr. Zwecker was Vice President of Finance and Administration for American Combustion, Inc., a position he held from 1986 until 1998. In 1983, Mr. Zwecker participated as a founder with Dr. Centofanti in the start up of PPM, Inc. He remained with PPM, Inc. until its acquisition in 1985 by USPCI. Mr. Zwecker has a B.S. in Industrial and Systems Engineering from the Georgia Institute of Technology and an M.B.A. from Harvard University.
Jon Colin, Director since 1996, Age: 44	Mr. Colin has served as a Director of the Company since December 1996. Mr. Colin is currently Chief Operating Officer of Lifestar Response Corporation, a position he has held since October 2000. Previously Mr. Colin served as a consultant for Lifestar Response Corporation from September 1997 to October 2000. From 1990 to 1996, Mr. Colin served as President and Chief Executive Officer for Environmental Services of America, Inc., a publicly traded environmental services company. Mr. Colin also currently provides financial consulting services for a variety of technology-based companies. Mr. Colin has a B.S. degree in Accounting from the University of Maryland.
Thomas P. Sullivan Director since June 1999, Age: 67	Mr. Sullivan has served as a Director of the Company since June 1, 1999, the date of his election by the Board of Directors to fill a newly created directorship pursuant to the terms of the Stock Purchase Agreements. From 1976, when Mr. Sullivan purchased Chem-Met Services, Inc. ("CM"), until June 1, 1999, he served as Director and President of CM, one of the companies acquired by the Company under the Stock Purchase Agreements. Mr. Sullivan founded and served as Director and President of Chemical Conservation Corporation ("CCC"), one of the companies acquired by the Company under the Stock Purchase Agreements, from its inception in 1983 until June 1, 1999, when it was acquired by the Company under the Stock Purchase Agreements. From 1988, when Mr. Sullivan purchased Chemical Conservation of Georgia, Inc. ("CCG"), until June 1, 1999, he served as Director and President of CCG. From 1957 to 1973, Mr. Sullivan held various positions with Crown Zellerbach Corporation and since 1982 has served as a director of Charter National Bank, located in Detroit, Michigan. Mr. Sullivan has a degree from John Carroll University, located in Cleveland, Ohio.

Approval of each nominee for election to the Board of Directors will require the affirmative vote of a majority of the votes cast by the holders of the Company's Common Stock.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE FOUR (4) NOMINEES AS THE COMPANY'S DIRECTORS.

Committees and Meetings of the Board of Directors

During 2000, the Board of Directors held six (6) meetings. No Director attended fewer than seventy-five percent (75%) of the aggregate number of meetings held by the Board of Directors and the committees on which he served during 2000. The Board of Directors has an Audit Committee, a Compensation and Stock Option Committee and a Nominating Committee.

Audit Committee:

The Audit Committee members during 2000 were Mark Zwecker and Jon Colin. The Audit Committee held four (4) meetings in 2000. Each member of the Audit Committee is "independent" as that term is defined by the applicable quoting standards of the NASDAQ. On or before June 14, 2001, the Company's Audit Committee will be expanded to three members in accordance with the requirements of NASDAQ. The Audit Committee's duties are to:

*	review recommendations of independent auditors concerning the Company's accounting principles, internal controls and accounting procedures and practices;
*	review the scope of the annual audit;
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*	approve or disapprove each professional service or type of service other than standard auditing services to be provided by the auditors;
*	review and discuss with the independent auditors the audited financial statements; and
*	perform such other duties as set forth in the Audit Committee Charter, a copy of which is attached to this proxy as Exhibit A.

Compensation and Stock Option Committee:

The Compensation and Stock Option Committee reviews and recommends to the Board of Directors the compensation and benefits of all of the Company's officers and reviews general policy matters relating to compensation and benefits of the Company's employees. The members of the Compensation and Stock Option Committee during 2000 were Mark Zwecker and Thomas Sullivan. The Compensation and Stock Option Committee held one (1) meeting in 2000.

Nominating Committee:

The Nominating Committee recommends to the Board of Directors the nominees for election as the Company's directors. Members of the Nominating Committee during 2000 were Louis Centofanti and Mark Zwecker. The Nominating Committee held one (1) meeting in 2000.

Compensation of Directors

In 2000, the Company paid its outside director's fees based on monthly payments of $1,000 for each month of service, resulting in the three outside directors earning annual director's fees in the aggregate amount of $36,000 during 2000. Subject to the election of each director, either sixty-five percent (65%) or one hundred percent (100%) of each director's fee is payable, in shares of Common Stock based on seventy-five percent (75%) of the fair market value of the Common Stock determined on the business day immediately preceding the date that the fee is due. The balance of each director fee, if any, is payable in cash. The aggregate amount of accrued director's fees paid during 2000 to the three outside directors (Messrs. Colin, Sullivan, and Zwecker) was $45,000, paid by the issuance of 36,972 shares of Common Stock and $5,000 in cash. The aggregate amounts of accrued Directors fees at December 31, 2000, to be paid in 2001 totals $9,000, of which $8,000 shall be paid by the issuance of 7,455 shares of Common Stock and the balance paid in cash. Reimbursements of expenses for attending meetings of the Board are paid in cash. The outside directors do not receive additional compensation for committee participation or special assignments except for reimbursement of expenses. The Company does not compensate the directors who also serve as officers or employees of the Company or its subsidiaries for their service as directors.

We believe that it is important for the Directors to have a personal interest in the Company's success and growth and for their interests to be aligned with those of the Company's stockholders. Therefore, under the Company's 1992 Outside Directors Stock Option and Incentive Plan ("Outside Directors Plan"), each outside director is granted an option to purchase up to 15,000 shares of Common Stock on the date such director is initially elected to the Board of Directors and receives on an annual basis an option to purchase up to another 5,000 shares of Common Stock, with the exercise price being the fair market value of the Common Stock on the date that the option is granted. Each option granted under the Outside Directors Plan is exercisable from six (6) months after the date the option is granted until ten (10) years from the date the option is granted. As of December 31, 2000, options to purchase 220,000 shares of Common Stock had been granted under the Outside Directors Plan.

As of the date of this proxy statement, the Company has issued 161,560 shares of the Company's Common Stock in payment of director fees, covering the period January 1, 1995 through December 31, 2000. The number of shares of Common Stock which may be issued in the aggregate under the Outside Directors Plan, either under options or stock awards, is 500,000 shares, subject to adjustment.

Although Dr. Centofanti is not compensated for his services provided as a director, Dr. Centofanti is compensated for his services rendered as an officer of the Company. See "EXECUTIVE COMPENSATION -- Summary Compensation Table."

Compensation Committee Interlocks and Insider Participation

During 2000, the Compensation and Stock Option Committee for the Company's Board of Directors was composed of Mark Zwecker and Tom Sullivan. Mr. Zwecker was neither an officer nor an employee during the year 2000. Mr. Sullivan was neither an officer nor an employee of the Company during 2000. See "Certain Relationships and Related Transactions" for a discussion of transactions between the Company and Mr. Sullivan, directly or indirectly, during 2000.

Certain Relationships

There are no family relationships between any of the Company's existing Directors, executive officers, or persons nominated or chosen to become a Director or executive officer. Dr. Centofanti is the only Director who is the Company's employee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), and the regulations promulgated thereunder require the Company's executive officers and directors and beneficial owners of more than ten percent (10%) of any equity security of the Company registered pursuant to Section 12 of the Exchange Act to file reports of ownership and changes of ownership of the Company's equity securities with the Securities and Exchange Commission ("Commission"), and to furnish the Company with copies of all such reports. Based solely on a review of the copies of such reports furnished to the Company and information provided to the Company, the Company believes that during 2000 none of the executive officers and directors of the Company failed to timely file reports under Section 16(a), except that (i) a Form 4 was not timely filed for Louis Centofanti upon the grant of an option to purchase 75,000 shares of the Company's Common Stock in June 2000 and the purchase of 64,000 shares in December 2000; (ii) a Form 4 was not timely filed for Richard Kelecy upon the issuance of 2,080 shares of the Company's Common stock in February 2000, issuance of 2,080 shares of the Company's Common Stock in September 2000 and the grant of an option to purchase 50,000 shares of the Company's Common Stock in June 2000; (iii) a Form 4 was not timely filed for Timothy Kimball upon the issuance of 1,477 shares of the Company's Common stock in February 2000, issuance of 1,337 shares of the Company's Common Stock in September 2000 and the grant of an option to purchase 10,000 shares of the Company's Common Stock in June 2000; (iv) a Form 4 was not timely filed for Bernhardt Warren upon the issuance of 2,189 shares of the Company's Common Stock in February 2000, issuance of 2,155 shares of the Company's Common Stock in September 2000 and the grant of an option to purchase 20,000 shares of the Company's Common Stock in June 2000; (v) a Form 4 was not timely filed for Roger Randall upon the grant of an option to purchase 50,000 shares of the Company's Common Stock in June 2000; and (vi) a Form 4 was not timely filed for Larry McNamara upon the grant of an option to purchase 50,000 shares of the Company's Common Stock in June 2000.

RBB Bank Aktiengesellschaft ("RBB Bank"), which may have become a beneficial owner (as that term is defined under Rule 13d-3 as promulgated under the Exchange Act) of more than ten percent (10%) of the Company's Common Stock on February 9, 1996, as a result of its acquisition of 1,100 shares of Series 1 Preferred (as defined in "Certain Relationships and Related Transactions") that were convertible into a maximum of 1,282,798 shares of Common Stock of the Company commencing 45 days after issuance of the Series 1 Preferred, failed to file a Form 3 to report such transaction, if required. RBB Bank has advised the Company that it is a banking institution regulated by the banking regulations of Austria which holds the Company's shares of stock on behalf of numerous clients and no one client is the beneficial owner of more than 5% of the Company's outstanding Common Stock, and thus, RBB Bank believes it is not required to file reports under Section 16(a).

If RBB Bank became a beneficial owner of more than ten percent (10%) of the Company's Common Stock on February 9, 1996, the date of RBB's initial Preferred Stock Agreement, and thereby required to file reports under Section 16(a) of the Exchange Act, then RBB Bank also failed to file (i) any Form 4's or 5's for years 1996 through 1999; (ii) a Form 4 for one transaction which occurred in February 2000; (iii) a Form 4 for one transaction which occurred in August 2000; (iv) a Form 4 for one transaction which occurred in September 2000; (v) a Form 4 for one transaction which occurred in October 2000; (vi) a Form 4 for one transaction which occurred in November 2000; (vii) a Form 4 for two transactions which occurred in December 2000: and (viii) a Form 5 for 2000.

As of the date of this proxy statement, RBB Bank has not filed a Schedule 13D or Schedule 13G, pursuant to Section 13(d) of the Exchange Act and Regulation 13D as promulgated thereunder, reporting RBB Bank as the beneficial owner of Common Stock of the Company. RBB Bank has informed the Company that its clients (and not RBB Bank) maintain full voting and dispositive power over such shares. Consequently, RBB Bank has advised the Company that it believes it is not the beneficial owner, as such term is defined in Rule 13d-3 under the Exchange Act ("Rule 13d-3"), of the shares of stock registered in the name of RBB Bank because it has neither voting nor investment power, as such terms are defined in Rule 13d-3, over such shares. As a result, RBB Bank has informed the Company that it does not believe that it is required to file either Schedule 13D or Schedule 13G in connection with the shares of the Company's Common Stock registered in the name of RBB Bank.

Audit Committee Report

The Audit Committee of the Board of Directors (the "Audit Committee") has furnished the following report to stockholders of the Company in accordance with rules adopted by the Commission.

The Audit Committee which is appointed annually by the Board of Directors, currently consists of two directors, all of whom are independent and meet the other qualification requirements under the applicable rules of the NASDAQ Small Cap Market. The Audit Committee acts under a written charter which was adopted by the Board of Directors on April 27, 1999, and which is attached as Exhibit A to this proxy statement. As described in its charter, the Audit Committee is responsible for providing independent objective oversight of the Company's accounting functions and internal controls, including recommending to the Board of Directors an accounting firm to serve as the Company's independent accountants. The Audit Committee is not responsible for the planning or conduct of the audits or the determination that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles.

In accordance with rules adopted by the Commission, the Audit Committee of the Company states that:

*	The Audit Committee has reviewed and discussed with management the Company's audited financial statements for the fiscal year ended December 31, 2000.
*	The Audit Committee has discussed with BDO Seidman LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented.
*	The Audit Committee has received the written disclosures and the letter from BDO Seidman LLP, required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), as modified or supplemented, and has discussed with BDO Seidman LLP, the independent accountant's independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

This report is submitted on behalf of the members of the Audit Committee:
Jon Colin (Chairman) Mark Zwecker

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the aggregate cash compensation paid to the Company's Chairman and Chief Executive Officer, and to those other executive officers of the Company whose total annual compensation equal or exceed $100,000.

		Annual Compensation			Long-term Compensation

Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#)	All Other Compen- sation($)
Dr. Louis F. Centofanti(1) Chairman of the Board, President and Chief Executive Officer	2000 1999 1998	130,000 123,421 112,250	- - -	- - -	- - -	75,000 - -	9,000 4,500 -
Richard T. Kelecy (2) Vice-President and Chief Financial Officer	2000 1999 1998	120,000 111,373 102,553	- 15,000 15,000	- - -	- - -	50,000 - 30,000	9,000 4,500 -
Roger Randall (3) President of Industrial Services	2000 1999 1998	115,000 106,231 101,268	- 15,000 12,710	- - -	- - -	50,000 - 30,000	9,000 9,000 9,039
Larry McNamara (4) President of Nuclear Services	2000 1999	116,448 104,191	- -	- -	- -	50,000 -	3,000 -
Bernhardt C. Warren (5) Vice President of Nuclear Services	2000 1999 1998	89,349 87,341 87,341	- 55,275 223,800	- - -	- - -	20,000 - 30,000	- - -

(1) Dr. Centofanti received during 2000 compensation pursuant to an employment agreement which expired in October 2000. The employment agreement provided, among other things, for an annual salary of $110,000, subject to annual inflation factor increases and adjustment by the Board, and the issuance of Non-qualified Stock Options ("Non-qualified Stock Options"). Pursuant to the terms of the agreement Dr. Centofanti's annual salary was increased to $112,250 effective October 1, 1998, and subsequently to $130,000 effective July 1, 1999. Dr. Centofanti was also provided a monthly automobile allowance in the amount of $750, in lieu of a company car. The Non-qualified Stock Options provide Dr. Centofanti with the right to purchase an aggregate of 300,000 shares of Common Stock as follows: (i) after one year 100,000 shares of Common Stock at a price of $2.25 per share, (ii) after two years 100,000 shares of Common Stock at a price of $2.50 per share, and (iii) after three years 100,000 shares of Common Stock at a price of $3.00 per share. The Non-qualified Stock Options expire ten years after the date of the Employment Agreement.  Dr. Centofanti was also granted Stock Options on April 7, 2000, pursuant to the 1993 Non-qualified Stock Option Plan.

(2) Mr. Kelecy, Vice President and Chief Financial Officer, previously received annual compensation of $102,000 during 1998 until July 1, 1999, when Mr. Kelecy's annual salary was increased to $120,000 and he was provided with a monthly automobile allowance in the amount of $750, in lieu of a Company car. Mr. Kelecy may also receive, at the discretion of the Board, additional compensation in the form of a bonus. Stock Options were granted to Mr. Kelecy on January 11, 1995, May 24, 1996, April 8, 1997, October 14, 1998 and April 7, 2000, pursuant to the 1993 Non-qualified Stock Option Plan.

(3) Mr. Randall was General Manager of Perma-Fix of Dayton, Inc. from its acquisition in 1994 until December 8, 1997. In October 2000, Mr. Randall became the President of Industrial Services for the Company. Mr. Randall previously received annual compensation of $94,000. Effective December 1998, Mr. Randall received a monthly car allowance in the amount of $750, in lieu of a Company car, as previously provided. Effective July 1, 1999, Mr. Randall's annual salary was increased to $115,000. Mr. Randall may also receive, at the discretion of the Board, additional compensation in the form of a bonus. Stock Options were granted to Mr. Randall on January 11, 1995, May 24, 1996, April 8, 1997, October 14, 1998 and April 7, 2000, pursuant to the 1993 Non-qualified Stock Option Plan.

(4) Mr. McNamara, became President of Nuclear Services in October 2000, which provided for annual compensation of $120,000. Effective October 2000, Mr. McNamara received a monthly car allowance in the amount of $750 in lieu of a Company car. Mr. McNamara may also receive, at the discretion of the Board, additional compensation in the form of a bonus.  Stock Options were granted to Mr. McNamara on April 7, 2000, pursuant to the 1993 Non-qualified Stock Option Plan.

(5) Mr. Warren was General Manager of Perma-Fix of Florida, Inc. from July 16, 1996, until December 8, 1997. During this time, Mr. Warren received compensation pursuant to an employment agreement, which provided for annual compensation to Mr. Warren of $87,000 beginning July 16, 1996, and expiring in July 1999. Effective December 8, 1997, Mr. Warren also became the Vice President of Nuclear Services for the Company. Mr. Warren received compensation pursuant to an employment agreement which expired in April 2000. The employment agreement provided for annual compensation of $87,000 plus additional compensation in the form of Company Common Stock and cash payments for bonus. Upon execution of the agreement, Mr. Warren received a bonus of approximately $168,000 which was paid in the form of 94,697 shares of Common Stock, as determined by dividing the bonus amount by the average of the closing bid price of the Common Stock on the NASDAQ Small Cap Market for the five trading days prior to the date of execution of this agreement. Mr. Warren was also paid a cash bonus of $168,000, of which $57,000 was paid in December 1998, which was intended for payment of taxes on the stock portion of bonus and the remainder to be over the two years of the agreement. As of December 31, 1999, the full bonus obligation to Mr. Warren has been paid. Stock Options were granted to Mr. Warren on April 8, 1997, October 14, 1998 and April 7, 2000, pursuant to the 1993 Non-qualified Stock Option Plan.

Option Grants in 2000

The following table sets forth certain information relating to individual grants of stock options made to each of the named executive officers in the above Summary Compensation Table during the last fiscal year and the potential realizable value of each grant of options, assuming that the market price of the underlying Common Stock appreciates in value during the ten-year option term at annualized rates of 5% and 10%.

Individual Grants

Number of Shares of Common Stock Underlying	% of Total Options Granted to	Exercise		Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Options	Employees	Price	Expiration
Name	Granted	in 2000	($/sh)(1)	Date	5%($)	10%($)

Dr. Louis F. Centofanti(3)	75,000	14.7%	$1.25	04/07/10	$58,959	$149,413
Richard T. Kelecy(4)	50,000	9.8	1.25	04/07/10	39,306	99,609
Roger Randall(5)	50,000	9.8	1.25	04/07/10	39,306	99,609
Larry McNamara(6)	50,000	9.8	1.25	04/07/10	39,306	99,609
Bernhardt C. Warren(7)	20,000	3.9	1.25	04/07/10	15,722	39,844

(1) All options were granted at or above market price (the closing price of the Common Stock on the NASDAQ Small Cap Market on the date of grant).

(2) The potential realizable value of each grant of options assumes that the market price of the Company's Common Stock appreciates in value from the date of grant to the end of the option term at the annualized rates shown above each column. The actual value that an executive may realize, if any, will depend on the amount by which the market price of the Company's Common Stock at the time of exercise exceeds the exercise price of the option. As of December 31, 2000, the closing price of a share of the Company's Common Stock as quoted on NASDAQ was $1.42. There is no assurance that any executive will receive the amounts estimated in this table.

(3) The Company has adopted a 1993 Non-qualified Stock Option Plan (the "1993 Plan"). Dr. Centofanti was granted options to purchase 75,000 shares of the Company's Common Stock pursuant to the 1993 Plan. The 1993 Plan provides that the options granted vest at the end of years one through five in 20% increments.

(4) Mr. Kelecy was granted options to purchase 50,000 shares of the Company's Common Stock pursuant to the 1993 Plan. The 1993 Plan provides that the options granted vest at the end of years one through five in 20% increments.

(5) Mr. Randall was granted options to purchase 50,000 shares of the Company's Common Stock pursuant to the 1993 Plan. The 1993 Plan provides that the options granted vest at the end of years one through five in 20% increments.

(6) Mr. McNamara was granted options to purchase 50,000 shares of the Company's Common Stock pursuant to the 1993 Plan. The 1993 Plan provides that the options granted vest at the end of years one through five in 20% increments.

(7) Mr. Warren was granted options to purchase 20,000 shares of the Company's Common Stock pursuant to the 1993 Plan. The 1993 Plan provides that the options granted vest at the end of years one through five in 20% increments.

Options/SAR Grants in Last Fiscal Year

During 2000, there were 245,000 stock options granted to Louis Centofanti, Richard Kelecy, Roger Randall, Larry McNamara and Bernhardt Warren on April 7, 2000, under the 1993 Non-qualified Stock Option Plan.

Aggregated Option Exercised in 1999 and Fiscal year-end Option Values

The following table sets forth information concerning each exercise of stock options during the last completed fiscal year by each of the executive officers named in the Summary Compensation Table and the fiscal year-end value of unexercised options:

	Shares	Value	Number of Unexercised Options at Fiscal year-end (#)		Value of Unexercised in-the-Money Options at Fiscal Year End ($)(2)
	Acquired on	Realized
Name	Exercise (#)(1)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Dr. Louis F. Centofanti	-	-	349,763	75,000	-	4,688
Richard Kelecy	-	-	114,000	96,000	15,750	8,000
Roger Randall	-	-	94,000	96,000	15,750	8,000
Larry McNamara	-	-	-	50,000	-	3,125
Bernhardt C. Warren	-	-	28,000	47,000	625	2,188

(1) No options were exercised during 2000.

(2) Represents the difference between $1.3125 (the closing bid price of the Company's Common Stock reported on the National Association of Securities Dealers Automated Quotation ("NASDAQ") Small Cap Market on December 31, 2000), and the option exercise price. The actual value realized by a named executive officer on the exercise of these options depends on the market value of the Company's Common Stock on the date of exercise.

401(k) Plan

The Company adopted the Perma-Fix Environmental Services, Inc. 401(k) Plan (the "401(k) Plan") in 1992, which is intended to comply with Section 401 of the Internal Revenue Code and the provisions of the Employee Retirement Income Security Act of 1974. All employees who have attained the age of 18 are eligible to participate in the 401(k) Plan. Participating employees may make annual pretax contributions to their accounts up to 18% of their compensation, up to a maximum amount as limited by law. The Company, at its discretion, may make matching contributions based on the employee's elective contributions. Company contributions vest over a period of five years. We elected not to provide any matching contributions for the years ended December 31, 1998 and 1997. However, beginning January 1, 1999, the Company agreed to match up to 25% of our employee's contributions, not to exceed 3% of a participant's compensation. In conjunction with the CM, CCC and CCG acquisition in 1999, a similar 401(k) Plan was assumed and maintained for such acquired companies, until such time as the plan's assets were merged in August 2000. The Company contributed $166,000 in matching funds to both plans during 2000.

Employee Stock Purchase Plan

The Company has adopted the Perma-Fix Environmental Services, Inc. 1996 Employee Stock Purchase Plan (the "1996 Plan") which is intended to comply under Section 423 of the Code. All full-time employees who have completed at least six (6) months of continuous service, other than those that are deemed, for the purpose of Section 423(b)(3) of the Code, to own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, are eligible to participate in the 1996 Plan. Participating employees ("Participants") may authorize for payroll periods beginning on or after January 1, 1997, payroll deductions from compensation for the purpose of funding the Participant's stock purchase account ("Stock Purchase Account"). This deduction shall be not less than one percent (1%) nor more than five percent (5%) of the Participant's gross amount of compensation. The purchase price per share of the Common Stock to be sold to Participants pursuant to the 1996 Plan is the sum of (a) eighty-five percent (85%) of the fair market value of each share on the offering date on which such Offering commences or on the Exercise Date (as defined in the 1996 Plan) on which such offering expires, whichever is the lower, and (b) any transfer, excise or similar tax imposed on the transaction pursuant to which shares of Common Stock are purchased. The "Offering Date" means the first day of each January and July during which the 1996 Plan is in effect, commencing with January 1, 1997. There is no holding period regarding Common Stock purchased under the 1996 Plan, however, in order for a participant to be entitled to the tax treatment described in Section 423 of the Code with respect to the Participant's sale of Common Stock purchased under the 1996 Plan, such Stock must not be sold for at least one (1) year after acquisition under the 1996 Plan, except in the case of death. Any Participant may voluntarily withdraw from the 1996 Plan by filing a notice of withdrawal with the Board of Directors prior to the fifteenth (15th) day of the last month in a Purchase Period (as defined in the 1996 Plan). Upon such withdrawal, there shall be paid to the Participant the amount, if any, standing to the Participant's credit in the Participant's Stock Purchase Account. If a Participant ceases to be an eligible employee, the entire amount standing to the Participant's credit in the Participant's Stock Purchase Account on the effective date of such occurrence shall be paid to the Participant. The first purchase period commenced July 1, 1997. The following table details the resulting employee stock purchase totals.

Purchase Period	Proceeds	Shares Purchased

July 1 - December 31, 1997	$ 16,000	8,276
January 1 - June 30, 1998	17,000	10,732
July 1 - December 31, 1998	22,000	17,517
January 1 - June 30, 1999	28,000	21,818
July 1 - December 31, 1999	49,000	48,204
January 1 - June 30, 2000	54,000	53,493
July 1 - December 31, 2000	52,000	46,632

Employment Contracts, Termination of Employment and Change in Control Arrangements

During October 1997, Dr. Centofanti entered into a three (3) year Employment Agreement which provided for, among other things, an annual salary of $110,000, subject to annual inflation factor increases and adjustment by the Board, and the issuance of Non-qualified Stock Options ("Non-qualified Stock Options"). The Non-qualified Stock Options provide Dr. Centofanti with the right to purchase an aggregate of 300,000 shares of Common Stock as follows: (i) after one year 100,000 shares of Common Stock at a price of $2.25 per share, (ii) after two years 100,000 shares of Common Stock at a price of $2.50 per share, and (iii) after three years 100,000 shares of Common Stock at a price of $3.00 per share. The Non-qualified Stock Options expire ten years after the date of the Employment Agreement. This Employment Agreement expired in October 2000 and as of the date of this proxy statement, has not been replaced.

During April 1998, Mr. Warren entered into a two (2) year employment agreement which provided for, among other things, an annual salary of $87,000 and certain bonus payments. Upon execution of the agreement, Mr. Warren received a bonus of approximately $168,000 which was paid in the form of 94,697 shares of Common Stock, as determined by dividing the bonus amount by the average of the closing bid prices of the Common Stock on the NASDAQ for the five trading days prior to the date of execution of this agreement. Mr. Warren also received a cash bonus of approximately $168,000 which was paid in monthly installments over the two years of the agreement, with the final payment made in 1999 and of which, $57,000 was paid in 1998 for payment of taxes on the stock portion of the bonus. The noted Employment Agreement expired in April 2000 and as of the date of this proxy statement has not been replaced.

The Company's 1991 Performance Equity Plan and the 1993 Non-qualified Stock Option Plan, described under "Report of the Compensation and Stock Option Committee-(c) Stock Options." (collectively, the "Plans") provide that in the event of a change in control (as defined in the Plans) of the Company, each outstanding option and award granted under the Plans shall immediately become exercisable in full notwithstanding the vesting or exercise provisions contained in the stock option agreement. As a result, all outstanding stock options and awards granted under the Plans to our executive officers shall immediately become exercisable upon such a change in control of the Company.

Report of the Compensation and Stock Option Committee

The Compensation and Stock Option Committee of the Board of Directors (the "Compensation Committee") is responsible for reviewing and approving the Company's compensation policies and the compensation paid to the Company's executive officers, including the executive officers named in the Summary Compensation Table. The Company's compensation program for its executive officers is generally not formalized but is designed to provide levels of compensation required to assist the Company in attracting and retaining qualified executive officers. The Compensation Committee attempts to set an executive officer's compensation at a level which is similar to such officer's peers in the industry consistent with the size of the Company. Generally, executive officer compensation, including that of the Chief Executive Officer, is not directly related to the Company's performance. Instead, the Compensation Committee has a philosophy which recognizes individual initiative and achievement in arriving at an officer's compensation. The executive compensation program is comprised of salary, cash incentives and stock options. The following is a discussion of each of the elements of the executive compensation program.

(a) Salary

Generally, base salary for each executive officer is similar to levels within the industry and comparable to the level which the Company believes could be attained for equal positions elsewhere, but consistent with the Company's size. Also taken into account are benefits, years of service, responsibilities, Company growth, future plans and the Company's current ability to pay. Pursuant to the Employment Agreement, which expired in October 2000 and not replaced, the Board of Directors increased Dr. Centofanti's salary in 1999 through application of an inflation factor and, in addition, the Compensation Committee further increased Dr. Centofanti's compensation to a level it believed was consistent with salary levels of other Chief Executive Officers at similar situated and sized companies in the waste industry. Dr. Centofanti was also provided with a monthly automobile allowance of $750 effective July 1, 1999. Mr. Kelecy's and Mr. Randall's salaries were increased effective July 1, 1999, in response to the Compensation Committee's review of executive officer salary levels at similarly sized and situated companies within the Company's industry.

(b) Cash Incentives

The cash incentive plan is a program through which cash bonuses may be paid on an annual basis to reward significant corporate accomplishments and individual initiative demonstrated by executive officers during the prior fiscal year. The amount of cash bonus is determined by the Compensation Committee.

(c) Stock Options

The Company's 1991 Performance Equity Plan and 1993 Non-qualified Stock Option Plan were adopted for the purpose of promoting the interests of the Company and its stockholders by attracting and retaining executive officers and other key employees of outstanding ability. Options are granted to eligible participants based upon their potential impact on corporate results and on their individual performance. Generally, options are granted at market value, vest over a number of years, and are generally dependent upon continued employment. The Compensation Committee believes that the grant of time-vested options provides an incentive that focuses the executive officers' attention on managing the Company from the perspective of owners with an equity stake in the Company. It further motivates executive officers to maximize long-term growth and profitability because value is created in the options only as the Common Stock price increases after the option is granted.

                                                                                                                        Compensation and Stock Option Committee
                                                                                                                        Mark Zwecker and Thomas P. Sullivan

Common Stock Price Performance Graph

The following Common Stock price performance graph compares the yearly change in the Company's cumulative total stockholders' returns on the Common Stock during the years 1996 through 2000, with the cumulative total return of the NASDAQ Market Index and the published industry index prepared by Media General and known as Media General Industry Group 095-Waste Management Index ("Industry Index") assuming the investment of $100 on December 31, 1995.

	1995	1996	1997	1998	1999	2000

Company	100.00	131.58	197.37	126.32	100.00	119.75
Industry Index	100.00	124.03	126.77	110.09	48.37	72.30
Broad Market	100.00	124.27	152.00	214.39	378.12	237.66

Assumes $100 invested at year-end 1995 in the Company, the Industry Index and the Broad Market. The above five-year Total Shareholder Return Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (collectively, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not be deemed to be soliciting material or to be filed under such Acts.

CERTAIN BENEFICIAL OWNERS

Security Ownership of Certain Beneficial Owners

The following table sets forth information as to the shares of voting securities beneficially owned as of the Record Date by each person known by the Company to be the beneficial owner of more than five percent (5%) of any class of the Company's voting securities. Beneficial ownership by the Company's stockholders has been determined in accordance with the rules promulgated under Section 13(d) of the Exchange Act. A person is deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership of such securities within 60 days from the Record Date.

Name of Beneficial Owner	Title of Class	Amount and Nature of Ownership	Percent of Class(1)

Dr. Louis F. Centofanti(2)	Common	1,203,697(2)	5.25%
Thomas P. Sullivan and the Ann L. Sullivan Living Trust(3)	Common	1,590,745(3)	7.04%
RBB Bank Aktiengesellschaft(4)	Common	13,253,809(4)	45.41%

(1) In computing the number of shares and the percentage of outstanding Common Stock "beneficially owned" by a person, the calculations are based upon 22,569,762 shares of Common Stock issued and outstanding on April 9, 2001 (excluding 988,000 Treasury Shares), plus the number of shares of Common Stock which such person has the right to acquire beneficial ownership of within (60) days.

(2) These shares include (i) 532,434 shares held of record by Dr. Centofanti; (ii) options to purchase 64,763 shares granted pursuant to the 1991 Performance Equity Plan and the 1993 Non-qualified Stock Option Plan, which are immediately exercisable; (iii) 300,000 options granted pursuant to Dr. Centofanti's Employment Agreement, which are immediately exercisable; and (iv) 304,000 shares held by the wife of Dr. Centofanti and 2,500 shares held by the son of Dr. Centofanti's wife. This amount does not include options to purchase 60,000 shares granted pursuant to the above referenced plans, which are not exercisable within sixty (60) days. Dr. Centofanti has sole voting and investment power of these shares, except for the shares held by Dr. Centofanti's wife and his wife's son, for which Dr. Centofanti shares voting and investment power.

(3) These shares include (i) 14,841 shares held of record by Mr. Sullivan, (ii) options to purchase 20,000 shares granted pursuant to the 1992 Outside Directors Stock Option and Incentive Plan, which are immediately exercisable, and (iii) 1,555,904 shares held by the Ann L. Sullivan Living Trust, dated September 6, 1978 ("ALS Trust"), a trust established for the benefit of Ann L. Sullivan. Ann L. Sullivan is the wife of Mr. Sullivan and is the trustee and primary beneficiary of the ALS Trust. The business address for Mr. Sullivan and the ALS Trust, for the purposes hereof, is c/o Perma-Fix Environmental Services, Inc., 1940 N.W. 67th Place, Gainesville, Florida 32653.

(4) Includes 6,639,559 shares that RBB Bank owns and 3,826,250 shares that RBB Bank has the right to acquire within 60 days from the date of this proxy statement under certain warrants that are exercisable. The warrants are exercisable at exercise prices ranging from $1.50 to $3.50 per share of Common Stock. As of April 9, 2001, the closing price per share of Common Stock was $1.875. RBB Bank has advised the Company that it is holding these shares on behalf of numerous clients. As a result, RBB Bank may share voting and investment power over such shares. Also included, RBB Bank owns three (3) series of the Company's outstanding preferred stock consisting of 1,769 shares of Series 14 Class N Convertible Preferred Stock ("Series 14 Preferred"), 616 shares of Series 15 Class O Convertible Preferred Stock ("Series 15 Preferred") and 1,797 shares of Series 16 Class P Convertible Preferred Stock ("Series 16 Preferred") (collectively, the RBB Preferred") that RBB Bank acquired from the Company. If the conversion of the currently outstanding RBB Preferred occurs then the (i) Series 14 Preferred, assumes a conversion price of $1.50 per share of Common Stock, is convertible into 1,179,333 shares of Common Stock, (ii) Series 15 Preferred, assumes a conversion price of $1.50 per share of Common Stock, is convertible into 410,667 shares of Common Stock, and (iii) Series 16 Preferred, assumes a conversion price of $1.50 per share of Common Stock, is convertible into 1,198,000 shares of Common Stock. If RBB Bank were to acquire an aggregate of 2,788,000 shares of Common Stock upon conversion of the outstanding shares of the RBB Preferred based on a conversion price of $1.50 per share of Common Stock and were to exercise all of the outstanding warrants to acquire Common Stocks which are held by RBB Bank, RBB Bank would own 45.41% of the outstanding Common Stock assuming that the Company does not issue any other shares of Common Stock or acquire any of the RBB Preferred or the Common Stock and RBB Bank does not sell or otherwise dispose of any shares of Common Stock. Does not include the shares of Common Stock which may be issuable for payment of dividends on the RBB Preferred or shares issued in connection with a restructuring of the currently outstanding preferred stock.  See "Potential Change in Control" and "Certain Relationships and Related Transactions." RBB Bank's address is Burgring 16, 8010 Graz, Austria. RBB Bank has advised the Company that it is a banking institution regulated by the banking regulations of Austria and which holds the Company's securities on behalf of numerous clients. Therefore, RBB Bank does not believe it is required to file reports under Section 16(a) or Section 13(d) of the Exchange Act. See "Section 16(a) Beneficial Ownership Reporting Compliance" and "Certain Relationships and Related Transactions."

Security Ownership of Management

The following table sets forth information as to the shares of voting securities beneficially owned as of April 9, 2001, by each Director and Named Executive Officers of the Company listed in the Summary Compensation table and all Directors and executive officers of the Company as a group. Beneficial ownership by the Company's stockholders has been determined in accordance with the rules promulgated under Section 13(d) of the Exchange Act. A person is deemed to be a beneficial owner of any voting securities for which that person has the right to acquire beneficial ownership within sixty (60) days. All voting securities are owned both of record and beneficially unless otherwise indicated.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percentage of Common Stock(1)

Dr. Louis F. Centofanti(2)(3)	1,203,697	(3)	5.25%
Mark A. Zwecker (2)(4)	246,828	(4)	1.09%
Jon Colin(2)(5)	50,735	(5)	*
Thomas P. Sullivan(2)(6)	1,590,745	(6)	7.04%
Richard T. Kelecy(2)(7)	154,183	(7)	*
Roger Randall (2)(8)	124,000	(8)	*
Larry McNamara (2)(9)	10,000	(9)	*
Bernhardt Warren (2)(10)	145,058	(10)	*
Timothy Kimball (2)(11)	96,921	(11)	*
Directors and Executive Officers as a Group (9 persons)	3,622,167		15.94%

*Indicates beneficial ownership of less than one percent (1%).

(1) See footnote (1) of the table under "Security Ownership of Certain Beneficial Owners."

(2) The business address of such person, for the purposes hereof, is Perma-Fix Environmental Services, Inc., 1940 N.W. 67th Place, Gainesville, Florida 32653.

(3) See footnote (2) of the table under "Security Ownership of Certain Beneficial Owners."

(4) Mr. Zwecker has sole voting and investment power over these shares which include: (i) 191,946 shares of Common Stock held of record by Mr. Zwecker; (ii) 14,882 options to purchase Common Stock granted pursuant to the 1991 Performance Equity Plan; (iii) 5,000 options to purchase Common Stock pursuant to the 1993 Non-qualified Stock Option Plan, which are immediately exercisable; and (iv) options to purchase 35,000 shares granted pursuant to the 1992 Outside Directors Stock Option and Incentive Plan which are immediately exercisable.

(5) Mr. Colin has sole voting and investment power over these shares which include: (i) 15,735 shares held of record by Mr. Colin, and (ii) options to purchase 35,000 shares granted pursuant to the 1992 Outside Directors Stock Option and Incentive Plan which are immediately exercisable.

(6) See footnote (3) of the table under "Security Ownership of Certain Beneficial Owners."

(7) Mr. Kelecy has sole voting and investment power over 10,183 shares of Common Stock held of record by Mr. Kelecy and 144,000 options to purchase Common Stock granted pursuant to the 1993 Non-qualified Stock Option Plan. Does not include options to purchase 66,000 shares of Common Stock granted pursuant to the 1993 Non-qualified Stock Option Plan which are not exercisable within sixty (60) days.

(8) Mr. Randall has sole voting and investment power over these shares which include: (i) 124,000 options to purchase Common Stock pursuant to the 1993 Non-qualified Stock Option Plan, which are immediately exercisable. Does not include options to purchase 66,000 shares of Common Stock granted pursuant to the 1993 Non-qualified Stock Option Plan which are not exercisable within sixty (60) days.

(9) Mr. McNamara has sole voting and investment power over these shares which include: (i) 10,000 options to purchase Common stock pursuant to the 1993 Non-qualified Stock Option Plan, which are immediately exercisable. Does not include options to purchase 40,000 shares of Common Stock granted pursuant to the 1993 Non-qualified Stock Option Plan which are not exercisable within sixty (60) days.

(10) Mr. Warren has sole voting and investment power over these shares which include 107,058 shares held of record by Mr. Warren and 38,000 options to purchase Common Stock granted pursuant to the 1993 Non-qualified Stock Option Plan. Does not include options to purchase 37,000 shares of Common Stock granted pursuant to the 1993 Non-qualified Stock Option Plan which are not exercisable within sixty (60) days.

(11) Mr. Kimball has sole voting and investment power over these shares which include: (i) 8,083 shares held of record by Mr. Kimball, (ii) 14,883 options to purchase Common Stock granted pursuant to the 1991 Performance Equity Plan, and (iii) 74,000 options to purchase Common Stock pursuant to the 1993 Non-qualified Stock Option Plan, which are immediately exercisable. Does not include options to purchase 21,000 shares of Common Stock granted pursuant to the 1993 Non-qualified Stock Option Plan which are not exercisable within sixty (60) days.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Chemical Conservation Corporation, Chemical Conservation of Georgia, Inc. and Chem-Met Services, Inc.
Thomas P. Sullivan, Ann L. Sullivan, and the Sullivan Trust:

On May 27, 1999, (i) the Company, CCC, CCG, The Thomas P. Sullivan Living Trust, dated September 6, 1978 ("TPS Trust"); The Ann L. Sullivan Living Trust, dated September 6, 1978 ("ALS Trust"); Thomas P. Sullivan, an individual ("Mr. Sullivan"); and Ann L. Sullivan, an individual ("ALS"), entered into a Stock Purchase Agreement ("Chem-Con Stock Purchase Agreement"), wherein the Company purchased all of the outstanding capital stock of CCC and CCG from the ALS Trust pursuant to the terms of the Chem-Con Stock Purchase Agreement, and (ii) the Company, CM, the TPS Trust, the ALS Trust, Mr. Sullivan and ALS entered into a Stock Purchase Agreement ("Chem-Met Stock Purchase Agreement"), whereby the Company purchased all of the outstanding capital stock of CM from the TPS Trust pursuant to the terms of the Chem-Met Stock Purchase Agreement. The Chem-Con Stock Purchase Agreement and the Chem-Met Stock Purchase Agreement are collectively referred to as the "Stock Purchase Agreements." The TPS Trust and the ALS Trust are collectively referred to as the "Sullivan Trusts." Mr. Sullivan and ALS are husband and wife.

Under the terms of the Stock Purchase Agreements, the purchase price paid by the Company in connection with the acquisition of CCC, CCG and CM was $8,700,000, consisting of (i) $1,000,000 in cash paid at closing, (ii) three promissory notes ("Promissory Notes"), in the aggregate amount of $4,700,000, to be paid in equal monthly installments of principal and interest of approximately $90,000 over five years and having an interest rate of 5.5% for the first three years and 7% for the remaining two years, with payment of such Promissory Notes being guaranteed by CM under a non-recourse guaranty, which non-recourse guaranty is secured by certain real estate owned by CM, and (iii) $3,000,000 paid in the form of 1,500,000 shares of Common Stock, paid to the ALS Trust at closing; however, if the ALS Trust owned any of such shares of Common Stock at the end of eighteen (18) months from the June 1, 1999, closing date (the "Guarantee Period") and the market value (as determined below) per share of Common Stock at the end of the Guarantee Period is less than $2.00 per share, the Company had agreed to pay the ALS Trust, within ten (10) business days after the end of the Guarantee Period, an amount equal to the sum determined by multiplying the number of shares of Common Stock issued to the ALS Trust under the Stock Purchase Agreements that are still owned by the ALS Trust at the end of the Guarantee Period by $2.00 less the market value (as determined below) of such shares of Common Stock owned by the ALS Trust at the end of the Guarantee Period, with such amount, if any, payable by the Company to the ALS Trust, at the Company's option, in cash or in Common Stock or a combination thereof. Notwithstanding anything to the contrary, the aggregate number of shares of Common Stock issued or issuable under the Stock Purchase Agreements for any reason whatsoever shall not exceed eighteen percent (18%) of the number of issued and outstanding shares of Common Stock on the date immediately preceding the June 1, 1999, closing date. The market value of each share of Common Stock at the end of the Guarantee Period shall be determined based on the average of the closing sale price per share of Common Stock as reported on the NASDAQ SmallCap Market ("NASDAQ") for the five (5) consecutive trading days ending with the trading day immediately prior to the end of the Guarantee Period. Under the Company's loan agreement, the Company may only pay any such amount due the ALS Trust at the end of the Guarantee Period in Common Stock unless the lender agrees that the Company may satisfy all or part of such in cash. In December 2000, 55,904 share of Common Stock were issued pursuant to the guarantee with the average price for the five days preceding the end of the Guarantee Period being $1.93.

In connection with the Stock Purchase Agreements, the ALS Trust, the TPS Trust, ALS and Mr. Sullivan agreed that for a period of two (2) years from the date of Closing, none of them shall without the prior consent of the Board of Directors of the Company (i) acquire or permit any of their affiliates to acquire beneficial ownership of any voting securities of the

Company or any rights or option to acquire voting securities of the Company or any securities convertible into any voting securities of the Company, with the exception that Michael F. Sullivan and Patrick Sullivan, sons of Mr. Sullivan and ALS, may acquire shares of Common Stock; (ii) solicit, or encourage any solicitation of, or permit any of their affiliates to solicit, or encourage any solicitation of, (a) proxies with respect to voting securities of the Company, or (b) tender or exchange offers for voting securities of the Company or (c) any election contest relating to the election of directors of the Company; or (iii) take any action to acquire or affect the control of the Company.

Under the terms of the Stock Purchase Agreements, the Sullivan Trusts, which were the sellers under the Stock Purchase Agreements and which are controlled by the Sullivans, are entitled to have one nominee (that is acceptable to the Board of Directors) nominated to the Board of Directors as long as the Sullivan Trusts own of record, in the aggregate, not less than 1,500,000 shares of the Company's Common Stock that were required under the Stock Purchase Agreements. As a result, Mr. Sullivan has been serving as a member of the Company's Board of Directors. See "Election of Directors."

Further, in connection with the Company entering into its term and revolving credit facility, the Sullivan Trusts have agreed to subordinate to the lender under the credit facility all amounts owing by the Company and/or its subsidiaries under the Promissory Notes, and under such subordination agreement the Company and/or its subsidiary may make regularly scheduled payments to the Sullivan Trusts under the Promissory Notes as long as no event of default under the loan agreement has occurred and is continuing.

In addition, during 1999 the Company made certain claims against the Sullivans and the Sullivan Trusts as a result of a claims made by third parties and certain issues relating to CM's 401(K) Plan which the Company alleged were contrary to the Stock Purchase Agreements. During 2000, the Sullivan Trusts paid to the Company the sum of $80,000 in settlement of the third party claims by the Company reducing certain amounts it owed to the Sullivan Trusts by this amount. The Company and the Sullivans are currently investigating the 401(K) Plan issues.

RBB Bank Aktiengesellschaft:

On July 17, 1996, the Company issued to RBB Bank 5,500 shares of newly-created Series 3 Class C Convertible Preferred Stock ("Series 3 Preferred") at a price of $1,000 per share, for an aggregate sales price of $5,500,000. As part of the sale of the Series 3 Preferred, the Company also issued to RBB Bank two (2) Common Stock purchase warrants entitling RBB Bank to purchase, after December 31, 1996, until July 18, 2001, an aggregate of up to 2,000,000 shares of Common Stock, with 1,000,000 shares exercisable at an exercise price equal to $2.00 per share and 1,000,000 shares exercisable at an exercise price equal to $3.50 per share. The sale to RBB Bank of the Series 3 Preferred was made in a private placement under Sections 4(2) and/or 3(b) and/or Rule 506 of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). The Series 3 Preferred accrues dividends on a cumulative basis at a rate of six percent (6%) per annum, and is payable semiannually when and as declared by the Board of Directors. Dividends shall be paid, at the Company's option, in the form of cash or Common Stock. The holder of the Series 3 Preferred could convert the Series 3 Preferred into Common Stock of the Company based on the product of (i) the average closing bid quotation for the five (5) trading days immediately preceding the conversion date multiplied by (ii) seventy-five percent (75%). The conversion price was a minimum of $.75 per share or a maximum of $1.50 per share, with the minimum conversion price to be reduced by $.25 per share each time, if any, after July 1, 1996, the Company sustained a net loss, on a consolidated basis, in each of two (2) consecutive quarters. At no time shall a quarter that has already been considered in such determination be considered in any subsequent determination. As a result of the net loss recorded for each of the two consecutive quarters (first and second quarter of 1997) the minimum conversion price was reduced by $.25 per share to $.50 per share, effective July 1, 1997. The Common Stock issuable on the conversion of the Series 3 Preferred was subject to certain registration rights pursuant to the subscription agreement. The accrued dividends for the period January 1, 2000 through December 31, 2000, in the amount of approximately $106,000 were paid in the form of 75,878 shares of Common Stock of the Company of which 38,738 shares of Common Stock of the Company were issued in March 2001.

On or about June 11, 1997, the Company issued to RBB Bank 2,500 shares of newly-created Series 4 Class D Convertible Preferred Stock, par value $.001 per share ("Series 4 Preferred"), at a price of $1,000 per share, for an aggregate sales price of $2,500,000. The sale to RBB Bank was made in a private placement under Sections 4(2) and/or 3(b) and/or Rule 506 of Regulation D under the Securities Act, pursuant to the terms of a Subscription and Purchase Agreement, dated June 9, 1997, between the Company and RBB Bank ("Subscription Agreement"). The Series 4 Preferred had a liquidation preference over the Company's Common Stock, par value $.001 per share ("Common Stock"), equal to $1,000 consideration per outstanding share of Series 4 Preferred (the "Liquidation Value"), plus an amount equal to all unpaid dividends accrued thereon. The Series 4 Preferred accrued dividends on a cumulative basis at a rate of four percent (4%) per annum of the Liquidation Value ("Dividend Rate"), and was payable semiannually when and as declared by the Board of Directors. No dividends or other distributions could be paid or declared or set aside for payment on the Company's Common Stock until all accrued and unpaid dividends on all outstanding shares of Series 4 Preferred were paid or set aside for payment. Dividends were paid, at the Company's option, in the form of cash or Common Stock. If the Company paid dividends in Common Stock, such were payable in the number of shares of Common Stock equal to the product of (a) the quotient of (i) four percent (4%) of $1,000 divided by (ii) the average of the closing bid quotation of the Common Stock as reported on the NASDAQ for the five trading days immediately prior to the applicable dividend declaration date, times (b) a fraction, the numerator of which is the number of days elapsed during the period for which the dividend was paid and the denominator of which is 365.

The Series 4 Preferred was convertible into Common Stock at a conversion price per share of the lesser of (a) the product of the average closing bid quotation for the five (5) trading days immediately preceding the conversion date multiplied by eighty percent (80%) or (b) $1.6875. The Company had the option to redeem the shares of Series 4 Preferred (a) between June 11, 1998, and June 11, 2001, at a redemption price of $1,300 per share if at any time the average closing bid price of the Common Stock for ten consecutive trading days is in excess of $4.00, and (b) after June 11, 2001, at a redemption price of $1,000 per share. The holder of the Series 4 Preferred had the option to convert the Series 4 Preferred prior to redemption by the Company.

As part of the sale of the Series 4 Preferred, the Company also issued to RBB Bank two Common Stock purchase warrants (collectively, the "Series 4 Warrants") entitling RBB Bank to purchase, after December 31, 1997, and until June 9, 2000, an aggregate of up to 375,000 shares of Common Stock, subject to certain anti-dilution provisions, with 187,500 shares exercisable at a price equal to $2.10 per share and 187,500 shares exercisable at a price equal to $2.50 per share. A certain number of shares of Common Stock issuable on the conversion of the Series 4 Preferred and on the exercise of the Warrants are subject to certain registration rights pursuant to the Subscription Agreement.

Effective September 16, 1997, the Company entered into an Exchange Agreement with RBB Bank ("Series 4 Exchange Agreement") which provided that the 2,500 shares of Series 4 Preferred and the Series 4 Warrants were tendered to the Company in exchange for (i) 2,500 shares of a newly created Series 6 Class F Preferred Stock, par value $.001 per share ("Series 6 Preferred"), (ii) two warrants each to purchase 187,500 shares of Common Stock exercisable at $1.8125 per share, and (iii) one warrant to purchase 281,250 shares of Common Stock exercisable at $2.125 per share (collectively, the "Series 6 Warrants"). The Series 6 Warrants were for a term of three (3) years, effective June 9, 2000, extended for an additional period of three (3) years and may be exercised at any time until June 9, 2003.

The conversion price of the Series 6 Preferred was $1.8125 per share, unless the closing bid quotation of the Common Stock was lower than $2.50 in twenty (20) out of any thirty (30) consecutive trading days after March 1, 1998, in which case, the conversion price per share was to be the lesser of (A) the product of the average closing bid quotation for the five (5) trading days immediately preceding the conversion date multiplied by eighty percent (80%) or (B) $1.8125. The remaining terms of the Series 6 Preferred were substantially the same as the terms of the Series 4 Preferred. No shares of the Series 6 Preferred were converted.

Effective February 28, 1998, the Company entered into an Exchange Agreement with RBB Bank (the "Series 6 Exchange Agreement"), which provided that the 2,500 shares of Series 6 Preferred were tendered to the Company in exchange for 2,500 of a newly-created Series 8 Class H Preferred Stock, par value $.001 per share ("Series 8 Preferred"). The exchange was made in an exchange offer exempt from registration pursuant to Section 3(a)(9) of the Securities Act, and/or Section 4(2) of the Securities Act and/or Regulation D as promulgated under the Securities Act. The Series 8 Preferred was issued to RBB Bank during July 1998.

The rights under the Series 8 Preferred were the same as the rights under the Series 6 Preferred, except for the conversion price. The Series 8 Preferred was convertible at $1.8125 per share, except that, in the event the average closing bid price reported in the over-the-counter market, or the closing sale price if listed on a national securities exchange for the five (5) trading days prior to a particular date of conversion, were less than $2.50, the conversion price for only that particular conversion was to be the average of the closing bid quotations of the Common Stock as reported on the over-the-counter market, or the closing sale price if listed on a national securities exchange, for the five (5) trading days immediately proceeding the date of such particular conversion notice provided by the holder to the Company multiplied by 80%.

The terms of the Series 8 Preferred included a liquidation preference over the Company's Common Stock equal to $1,000 consideration per outstanding share of Series 8 Preferred (the "Series 8 Liquidation Value"), plus an amount equal to all accrued and unpaid dividends. The Series 8 Preferred accrued dividends on a cumulative basis at a rate of four percent

(4%) per annum of the Series 8 Liquidation Value ("Series 8 Dividend Rate"), and were payable semiannually when and as declared by the Board of Directors. No dividends or other distributions could be paid or declared or set aside for payment on the Company's Common Stock until all accrued and unpaid dividends on all outstanding shares of Series 8 Preferred were paid or set aside for payment. Dividends could be paid, at the option of the Company, in the form of cash or Common Stock of the Company. If the Company paid dividends in Common Stock, such were payable in the number of shares of Common Stock equal to the product of (a) the quotient of (i) the Series 8 Dividend Rate divided by (ii) the average of the closing bid quotation of the Common Stock as reported on the NASDAQ for the five trading days immediately prior to the date the dividend is declared, times (b) a fraction, the numerator of which is the number of days elapsed during the period for which the dividend is to be paid and the denominator of which is 365. The Series 6 Warrants were not affected by the Series 6 Exchange Agreement.

On or about June 30, 1998, the Company issued to RBB Bank, 3,000 shares of newly-created Series 10 Class J Convertible Preferred Stock, par value $.001 per share ("Series 10 Preferred"), at a price of $1,000 per share, for an aggregate sales price of $3,000,000. The sale to RBB Bank was made in a private placement under Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act, pursuant to the terms of a Subscription and Purchase Agreement, dated June 30, 1998 between the Company and RBB Bank ("Series 10 Subscription Agreement"). The net proceeds of $2,653,000 from this private placement, after the deduction for certain fees and expenses, was received by the Company on July 14, 1998. The Series 10 Preferred had a liquidation preference over the Company's Common Stock, par value $.001 per share ("Common Stock"), equal to $1,000 consideration per outstanding share of Series 10 Preferred (the "Liquidation Value"), plus an amount equal to all unpaid and accrued dividends thereon. The Series 10 Preferred accrued dividends on a cumulative basis at a rate of four percent (4%) per annum of the Liquidation Value ("Dividend Rate"), which were payable semiannually within ten (10) business days after each subsequent June 30 and December 31 (each a "Dividend Declaration Date"), and were payable in cash or shares of the Company's Common Stock at the Company's option. The first Dividend Declaration Date was December 31, 1998. No dividends or other distributions could be paid or declared or set aside for payment on the Company's Common Stock until all accrued and unpaid dividends on all outstanding shares of Series 10 Preferred were paid or set aside for payment. Dividends could be paid, at the option of the Company, in the form of cash or Common Stock of the Company. If the Company paid dividends in Common Stock, such were payable in the number of shares of Common Stock equal to the product of (a) the quotient of (i) the Dividend Rate divided by (ii) the average of the closing bid quotation of the Common Stock as reported on the NASDAQ for the five trading days immediate prior to the date the dividend was declared, times (b) a fraction, the numerator of which is the number of days elapsed during the period for which the dividend is to be paid and the denominator of which is 365.

The holder of the Series 10 Preferred could convert into Common Stock any or all of the Series 10 Preferred on and after 180 days after June 30, 1998 (December 28, 1998). The conversion price per outstanding share of Preferred Stock ("Series 10 Conversion Price") was $1.875; except that if the average of the closing bid price per share of Common Stock quoted on the NASDAQ (or the closing bid price of the Common Stock as quoted on the national securities exchange if the Common Stock is not listed for trading on the NASDAQ but was listed for trading on a national securities exchange) for the five (5) trading days immediately prior to the particular date on which the holder notified the Company of a conversion ("Series 10 Conversion Date") was less than $2.34, then the Series 10 Conversion Price for that particular conversion was to be eighty percent (80%) of the average of the closing bid price of the Common Stock on the NASDAQ (or if the Common Stock was not listed for trading on the NASDAQ but is listed for trading on a national securities exchange then eighty percent (80%) of the average of the closing bid price of the Common Stock on the national securities exchange) for the five (5) trading days immediately prior to the particular Series 10 Conversion Date. During 1999, 748 shares of the Series 10 Preferred were converted into 971,429 shares of Common Stock.

As part of the sale of the Series 10 Preferred, the Company also issued to RBB Bank (a) a warrant entitling the holder to purchase up to an aggregate of 150,000 shares of Common Stock at an exercise price of $2.50 per share of Common Stock expiring three (3) years after June 30, 1998 and (b) a warrant entitling the holder to purchase up to an aggregate of 200,000 shares of Common Stock at an exercise price of $1.875 per share of Common Stock and expiring three (3) years after June 30, 1998. Collectively, these warrants are referred to herein as the "Series 10 RBB Warrants." The Common Stock issuable upon the conversion of the Series 10 Preferred and upon the exercise of the Series 10 RBB Warrants is subject to certain registration rights pursuant to the Series 10 Subscription Agreement.

July 1999 Exchange Agreements:

On July 15, 1999, the Company and RBB Bank entered into (i) an Exchange Agreement, dated July 15, 1999 ("Series 3 Exchange Agreement"), pursuant to which the 1,769 outstanding shares of Series 3 Preferred, all of which were held by RBB Bank, were exchanged for an equal number of shares of newly created Series 11 Class K Convertible Preferred Stock par value $.001 per share ("Series 11 Preferred"); (ii) an Exchange Agreement, dated July 15, 1999 ("Series 8 Exchange Agreement"), pursuant to which the outstanding shares of Series 8 Preferred, all of which were held by RBB Bank, were exchanged for an equal number of shares of newly created Series 12 Class L Convertible Preferred Stock, par value $.001 per share ("Series 12 Preferred"); and (iii) an Exchange Agreement, dated July 15, 1999 ("Series 10 Exchange Agreement"), pursuant to which the outstanding shares of Series 10 Preferred Stock, all of which were held by RBB Bank, were exchanged for an equal number of shares of newly created Series 13 Class M Convertible Preferred Stock, par value $.001 per share ("Series 13 Preferred").

The exchanges of the Series 11 Preferred, Series 12 Preferred, and Series 13 Preferred to RBB Bank were made in private placements under Section 4(2) and/or Section 3(a)(9) of the Securities Act. The terms of the newly issued securities are substantially the same as the series for which each was exchanged with the exception of certain differences as described hereafter.

Redemption Terms of Series 8 Preferred and Series 12 Preferred:

The Series 8 Preferred was redeemable by the Company (a) within four (4) years from June 9, 1997 at $1,300 per share when the average of the closing bid price of the Common Stock for ten (10) consecutive days is in excess of $4.00 per share as quoted on the NASDAQ and (b) at $1,000 per share after four years from June 9, 1997. The Company had to provide thirty (30) day's notice to the Series 8 Preferred holder prior to any date stipulated by the Company for redemption and at such time, the Series 8 Preferred holder has the option of converting the shares which are to be redeemed.

Under the terms of the Series 12 Preferred, the Company is permitted to redeem up to 300 shares of Series 12 Preferred for $1,000 per share, or an aggregate of $300,000, provided that any such redemption must occur within 120 days of issuance of the Series 12 Preferred. On July 15, 1999, the Company redeemed 300 shares of Series 12 Preferred leaving 616 shares of Series 12 Preferred issued and outstanding.

Redemption Terms of Series 10 Preferred and Series 13 Preferred:

The Series 10 was not redeemable by the Company. Under the terms of the Series 13 Preferred, the Company is permitted to redeem up to 450 shares of Series 13 Preferred for $1,000 per share, or an aggregate of $450,000, provided that any such redemption must occur within 120 days of issuance of the Series 13 Preferred. On July 15, 1999, the Company redeemed 450 shares of Series 13 Preferred leaving 1,802 shares of Series 13 Preferred issued and outstanding.

Other Differences:

In addition to the different redemption terms for the Series 12 Preferred and the Series 13 Preferred described above, the Series 11 Preferred, Series 12 Preferred and Series 13 Preferred (collectively, the "July 1999 Exchange Preferred") each contain provisions, described hereafter, which are different from those provisions in the Series 3 Preferred, Series 8 Preferred and Series 10 Preferred, as applicable.

*	RBB Bank may make no conversions of the July 1999 Exchange Preferred for 12 months from July 15, 1999.
*	Each of the July 1999 Exchange Preferred has a minimum conversion price of $1.50 per share for a 24-month period from July 15, 1999.
*	For 12 months from July 15, 1999, the Company may redeem at any time and from time to time any of the July 1999 Exchange Preferred held by RBB Bank at 110% of its "stated value" of $1,000 per share. Thereafter, the Company may redeem at any time and from time to time any of such July 1999 Exchange Preferred at 120% of its "stated value" of $1,000 per share. After 12 months from July 15, 1999, upon any notice of redemption, RBB shall have only 5 business days to exercise its conversion rights regarding the redeemed shares. For 12 months from July 15, 1999, RBB Bank cannot elect to convert shares of July 1999 Exchange Preferred even if the Company redeems such shares of July 1999 Exchange Preferred.

August 1999 Exchange Agreements:

On August 3, 1999, the Company and RBB Bank entered into (i) an Exchange Agreement, dated August 3, 1999 ("Series 11 Exchange Agreement"), pursuant to which the 1,769 outstanding shares of Series 11 Preferred, all of which were held by RBB Bank, were exchanged for an equal number of shares of newly created Series 14 Class N Convertible Preferred Stock par value $.001 per share ("Series 14 Preferred"); (ii) an Exchange Agreement, dated August 3, 1999 ("Series 12 Exchange Agreement"), pursuant to which the 616 outstanding shares of Series 12 Preferred, all of which were held by RBB Bank, were exchanged for an equal number of shares of newly created Series 15 Class O Convertible Preferred Stock, par value $.001 per share ("Series 15 Preferred"); and (iii) an Exchange Agreement, dated August 3, 1999 ("Series 13 Exchange Agreement"), pursuant to which the 1,802 outstanding shares of Series 13 Preferred Stock, all of which were held by RBB Bank, were exchanged for an equal number of shares of newly created Series 16 Class P Convertible Preferred Stock, par value $.001 per share ("Series 16 Preferred"). In January 2001, 5 shares of the Series 16 Preferred were converted into 3,333 shares of Common Stock.

The exchange of the Series 14 Preferred, Series 15 Preferred, and Series 16 Preferred (collectively, the "August 1999 Exchange Preferred") to RBB Bank were made in private placements under Section 4(2) and/or Section 3(a)(9) of the Securities Act. The terms of each of the August 1999 Exchange Preferred are substantially identical to the particular July 1999 Exchange Preferred for which each was exchanged except that the July 15 dates as described above in connection with the July 1999 Exchange Preferred were changed to April 20 and certain registration rights were granted regarding the shares of Common Stock issuable under the August 1999 Exchange Preferred. Therefore, (i) RBB Bank may make no conversions of the August 1999 Exchange Preferred for 12 months from April 20, 1999; (ii) each of the August 1999 Exchange Preferred has a minimum conversion price of $1.50 per share for a 24-month period from April 20, 1999; (iii) for 12 months from April 20, 1999, the Company may redeem at any time and from time to time any of the August 1999 Exchange Preferred held by RBB Bank at 110% of its "stated value" of $1,000 per share; and (iv) if the Company does not register with the Commission the Common Stock issuable upon conversion of the August 1999 Exchange Preferred by January 31, 2000, the Company agrees to pay to RBB Bank a penalty in an amount equal to two percent of the product of (a) the number of shares of such August 1999 Exchange Preferred then outstanding times (b) $1,000, payable in cash. The Company further agreed that for each month thereafter which terminates without such registration statement being declared effective by the Commission before the end of the last day thereof, the Company shall pay to RBB Bank a penalty in an amount equal to two percent of the product of (a) the number of shares of August 1999 Exchange Preferred then outstanding times (b) $1,000, payable in cash. After twelve months from April 20, 1999, the Company may redeem at any time and from time to time any of such August 1999 Exchange Preferred at 120% of its "stated value" of $1,000 per and, upon any notice of redemption, RBB Bank shall have five business days to exercise its conversion rights regarding the redeemed shares. During the 12 months after April 20, 1999, RBB Bank cannot elect to convert shares of August 1999 Exchange Preferred even if the Company redeems such shares of August 1999 Exchange Preferred.

The accrued dividends for the Series 3 Preferred, Series 11 Preferred and Series 14 Preferred for the period January 1, 2000, through June 30, 2000, were paid in September 2000 in the form of 37,140 shares of Common Stock. The accrued dividends for the Series 3 Preferred, Series 11 Preferred and Series 14 Preferred for the period July 1, 2000, through December 31, 2000, were paid in February 2001 in the form of 38,738 shares of Common Stock.

The accrued dividends for the Series 8 Preferred, Series 12 Preferred and Series 15 Preferred for the period January 1, 2000, through June 30, 2000, were paid in September 2000 in the form of 8,622 shares of Common Stock. The accrued dividends for the Series 8 Preferred, Series 12 Preferred and Series 13 Preferred for the period July 1, 2000, through December 31, 2000, were paid in February 2001 in the form of 8,993 shares of Common Stock. Regarding the Series 8 Preferred, the Company recognized a dividend, related to the beneficial conversion feature, in the total amount of $798,000, which was recorded in 1997.

The accrued dividends for the Series 10 Preferred, Series 13 Preferred and Series 16 Preferred for the period January 1, 2000, through June 30, 2000, were paid in September 2000 in the form of 25,222 shares of Common Stock. The accrued dividends for the Series 10 Preferred, Series 13 Preferred and Series 15 Preferred for the period July 1, 2000, through December 31, 2000, were paid in February 2001 in the form of 26,307 shares of Common Stock. Regarding the Series 10 Preferred, the Company recognized a dividend, related to the beneficial conversion feature, in the total amount of $750,000, with approximately $383,000 recorded in the third quarter of 1998 and $367,000 recorded in the fourth quarter of 1998.

RBB Bank is the record owner of all shares of the Company's three classes of outstanding preferred stock. As discussed above, each class of preferred stock is convertible into shares of Common Stock at various floating conversion prices. The Company and RBB Bank have an agreement in principal whereby RBB Bank will, among other things, convert 1,730 shares of the outstanding preferred stock into 1,153,333 shares of Common Stock and exchange the remaining 2,452 shares of preferred stock for 2,500 shares of a new series of preferred stock ("New Preferred") containing the following terms, among other things:

    *     5% cumulative annual dividend, payable either in cash or Common Stock, at the option of the Company;

    *      convertible into Common Stock based on a fixed conversion price of $1.50;

    *      certain registration rights as to the underlying shares of Common Stock; and

    *      standard anti-dilution provisions.

The definitive terms and conditions of this preferred stock restructuring and the New Preferred have not been finalized and are subject to additional negotiations with RBB Bank.

Bridge Loans

During July 2000, the Company entered into a short term bridge loan agreement to provide the Company and/or a subsidiary certain short term working capital. The first loan agreement (the "$750,000 RBB Loan Agreement") was among the Company, a subsidiary of the Company and RBB Bank. RBB Bank has informed the Company that it entered into the $750,000 Loan Agreement as agent for certain investors who provided the funds. Pursuant to the terms of the $750,000 RBB Loan Agreement, which was entered into on or about July 14, 2000, RBB Bank loaned $750,000 to a subsidiary of the Company, (the "$750,000 RBB Note"), at an annual rate of 10% interest thereon with accrued interest and principal due in full upon the earlier of (i) December 31, 2000 and (ii) the Company entering into a private placement of its securities yielding in excess of $3,000,000 to the Company. On December 19, 2000, the $750,000 RBB Note was amended pursuant to the terms of our new revolving credit and term loan, which extended the due date of the principal and interest to July 1, 2001.

During August, the Company entered into another short term bridge loan agreement with RBB Bank in connection with the Company's acquisition of Diversified Scientific Services, Inc. ("DSSI"). Under this loan agreement (the "$3,000,000 RBB Loan Agreement") RBB Bank, pursuant to which RBB Bank, acting as agent for certain investors who provided the funds, loaned (the "$3,000,000 RBB Loan") to the Company the aggregate principal amount of $3,000,000, having a maturity date of November 29, 2000 and bearing an annual interest rate of 12%. On December 19, 2000, the $3,000,000 RBB Loan was amended to extend the due date of the principal and interest to July 1, 2001.

In connection with the consummation of the Company's latest term and revolving credit facility, the Company, its subsidiary and RBB Bank entered into a Standstill Agreement. The Standstill Agreement provides, among other things, that the Company and its subsidiary will not make any payments on , and RBB Bank will not accept any payments with respect to, the $3,750,000 in loans made by RBB Bank until July 1, 2001. In addition, RBB agreed to not take any action to enforce RBB Bank's rights or remedies with respect to the loans until July 1, 2003.

In connection with the $3,000,000 RBB Loan and subsequent amendment, the Company paid RBB Bank a fee of $15,000 and issued RBB Bank, as agent for the investors who loaned the money to the Company, certain Warrants, having a term of three (3) years, (i) on August 29, 2000, Warrants were issued for the purchase of up to 150,000 shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), at an exercise price of $1.50 per share, with Warrants containing a cashless exercise provision, (ii) on October 30, 2000, additional Warrants were issued for the purchase of up to 150,000 shares of Common Stock, at an exercise price of $1.625 per share, with Warrants containing a cashless exercise provision, (iii) on November 29, 2000, additional Warrants were issued for the purchase of up to 300,000 shares of Common Stock, at an exercise price of $1.875 per share, with Warrants containing a cashless exercise provision, and (iv) on December 29, 2000, additional Warrants were issued for the purchase of up to 105,000 shares of Common Stock, at an exercise price of $1.42 per share, with Warrants containing a cashless exercise provision. These Warrants had a Black-Scholes valuation of $344,000 and such amount was recorded as interest expense Warrants. Pursuant to the terms of the $3,000,000 RBB Loan Agreement and subsequent amendment, if all principal and accrued and unpaid interest under the RBB Loan Agreements is not paid in full by 5:00p.m. New York time, (i) on January 31, 2001, additional warrants were issued for the purchase of up to 105,000 shares of Common Stock, having a term of three (3) years, at an exercise price of $1.9688, with such Warrants containing a cashless exercise provision, (ii) on February 28, 2001, additional warrants were issued for the purchase of up to 105,000 shares of Common Stock, having a term of three (3) years, at an exercise price of $1.9375, with such Warrants containing a cashless exercise provision, (iii) on March 30, 2001, additional warrants were issued for the purchase of up to 105,000 shares of Common Stock, having a term of three (3) years, at an exercise price of $1.8125, with such Warrants containing a cashless exercise provision, and (iv) on April 29, 2001 and each month after, the Company shall issue to RBB Bank, as agent for the investors who loaned the money to the Company, a certain additional number of shares of Common Stock, with the number of shares determined by dividing $300,000 by the closing market price of the Common Stock on the NASDAQ on such date, if shares of Common Stock have been traded on the NASDAQ on such date, or on the most recent trading date, if shares of Common Stock have not been traded on the NASDAQ on such date.

The shares of Common Stock which may be issued upon exercise of the warrants issued or which may be issued to RBB Bank, as agent for the investors who loaned the money to PFMI, pursuant to the terms of the $3,000,000 RBB Loan Agreement and the $750,000 RBB Loan Agreement and the additional shares of Common Stock which may be issued to RBB Bank, as agent for the investors who loaned the money to the Company, under the $3,000,000 RBB Loan Agreement have not been registered with the Securities and Exchange Commission (the "Commission"), and RBB Bank has agreed that such shares of Common Stock, if any, may be transferred only pursuant to an effective registration statement under the Securities Act of 1933, as amended, and any applicable state securities laws unless there is furnished to the Company an opinion of counsel or other evidence satisfactory to the Company's counsel, to the effect that such registration is not required.

Dr. Louis F. Centofanti

On December 18, 2000, Dr. Louis F. Centofanti, Chief Executive Officer and President of the Company, purchased from the Company 64,000 shares of the Company's Common Stock at a purchase price of $1.5625 per share, the closing price of the Company's Common Stock on such date as quoted on the NASDAQ.

Potential Change in Control

RBB Bank has the right to acquire an aggregate of approximately 6,614,250 additional shares of Common Stock, consisting of (i) 1,179,333 shares upon conversion of the issued and outstanding Series 14 Preferred (assuming conversion occurs at the conversion price of $1.50 per share, which was the minimum conversion price between April 20, 2000 and April 20, 2001 and is the proposed fixed price conversion upon completion of Preferred Stock restructuring), (ii) 410,667 shares upon conversion of the issued and outstanding Series 15 Preferred (assuming conversion occurs at the conversion price of $1.50 per share, which was the minimum conversion price between April 20, 2000 and April 20, 2001 and is the proposed fixed price conversion upon completion of Preferred Stock restructuring), (iii) 1,198,000 shares upon conversion of the issued and outstanding Series 16 Preferred (assuming conversion occurs at the conversion price of $1.50 per share which was the minimum conversion price between April 20, 2000 and April 20, 2001 and is the proposed fixed price conversion upon completion of Preferred Stock restructuring), (iv) 2,806,250 shares upon the exercise of the RBB Series 3 Warrants, RBB Series 4 Warrants and RBB Series 10 Warrants and (v) 1,020,000 shares upon exercise of warrants in connection with the $3,000,000 RBB Loan. If the restructuring of the Preferred Stock is not completed and based upon the current terms of the outstanding Preferred Stock the conversion price on April 26, 2001 would be $1.624, based upon 80% of the average closing bid price for the five prior days except the conversion price for the Series 14 Preferred remains $1.50. Upon such conversion and exercise, RBB Bank would own approximately 45.41% of the outstanding shares of Common Stock of the Company, which includes the 6,639,559 shares of Common Stock directly held by RBB Bank as of April 9, 2001, but does not include the shares of Common Stock which are issuable for payment of dividends on the various series of preferred stock held by RBB Bank or the shares of Common Stock which may be issued in connection with the $3,000,000 RBB Loan directly. The foregoing estimate assumes that no other shares of Common Stock are issued by the Company, no other warrants or options are exercised, the Company does not acquire additional shares of Common Stock as Treasury Stock, and RBB Bank does not dispose of any shares of Common Stock.

If RBB Bank were to acquire the shares of Common Stock as described in the previous paragraph, RBB Bank will be the largest single shareholder of the Company, and the Company may not be able to avoid an actual change in control of the Company if RBB Bank seeks such a change in control. Moreover, if such conversion and exercise results in RBB Bank acquiring more than 50% of the then outstanding Common Stock of the Company, the Company would not be able to avoid a change in control. The foregoing estimates assume that no other shares of Common Stock are issued by the Company, no other warrants or options are exercised, the Company does not acquire additional shares of Common Stock as Treasury Stock, and RBB Bank does not dispose of any shares of Common Stock. See "Certain Relationships and Related Transactions."

PROPOSAL 2 - RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

Subject to ratification by the Stockholders, the Board of Directors, based on the recommendations of the Audit Committee, has reappointed BDO Seidman, LLP ("BDO Seidman") as independent accountants to audit the consolidated financial statements of the Company for fiscal year 2001. It is expected that representatives of BDO Seidman will be present at the annual meeting, will have an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions.

BDO Seidman has been the Company's independent accountant since December 18, 1996, when the Board of Directors approved the employment of BDO Seidman as the Company's independent auditors.

During the Company's two most recent fiscal years, and any subsequent interim period prior to engaging BDO Seidman, neither the Company nor anyone on its behalf consulted with BDO Seidman regarding either the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company's financial statements.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE REAPPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

Audit Fees

The aggregate fees billed by BDO Seidman, LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $124,290.  Approximately 95% of the total hours spent on the audit of the Company's financial statements for the year ended December 31, 2000, were spent by members of the BDO alliance network of firms.  Such members are not full time, permanent employees of BDO Seidman, LLP.

All Other Fees

The aggregate fees billed by BDO Seidman, LLP for services rendered to the Company, other than the services described above under "Audit Fees," for the fiscal year ended December 31, 2000, were $14,588.

The Audit Committee of the Company's Board of Directors has considered whether the provision of non-audit services by BDO Seidman, LLP for the fiscal year ended December 31, 2000, is compatible with maintaining the principal accountant's independence.

STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS

Any stockholder who wishes to present a proposal for consideration at the annual meeting of stockholders to be held in 2002 must submit such proposal in accordance with the rules promulgated by the Securities and Exchange Commission. In order for a proposal to be included in the Company's proxy materials relating to the 2002 Annual Meeting of Stockholders, the stockholder must submit such proposal in writing to the Company so that it is received no later than January 4, 2002. Any stockholder proposal submitted with respect to the Company's 2002 Annual Meeting of Stockholders which proposal is received by the Company after January 4, 2002, will be considered untimely for purposes of Rule 14a-4 and 14a-5 under the Exchange Act and the Company may vote against such proposal using its discretionary voting authority as authorized by proxy. Such proposals should be addressed to Richard T. Kelecy, Perma-Fix Environmental Services, Inc., 1940 N.W. 67th Place, Suite A, Gainesville, Florida 32653.

OTHER MATTERS

Other Business

The Board of Directors has no knowledge of any business to be presented for consideration at the Meeting other than as described above. Should any such matters properly come before the Meeting or any adjournment thereof, the persons named in the enclosed Proxy Card will have discretionary authority to vote such proxy in accordance with their best judgment on such matters and with respect to matters incident to the conduct of the Meeting.

Additional copies of the Annual Report and the Notice of Annual Meeting of Stockholders, Proxy Statement and accompanying Proxy Card may be obtained from the Company.

In order to assure the presence of the necessary quorum at the Meeting, please sign and mail the enclosed Proxy Card promptly in the envelope provided. No postage is required if mailed within the United States. The signing of the Proxy Card will not prevent your attending the Meeting and voting in person, should you so desire.

Annual Report on Form 10-K

The Company will provide, without charge, to each stockholder solicited to vote at the Meeting, on the written request of the stockholder, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2000, including the financial statements and schedules, as filed with the Securities and Exchange Commission. Each written request must set forth a good faith representation that, as of the record date, the person making the request was a beneficial owner of the Company's Common Stock entitled to vote at the Meeting. Stockholders should direct the written request to the Company's Chief Financial Officer at 1940 N.W. 67th Place, Suite A, Gainesville, Florida 32653.

                                                                                                                                 Order of the Board of Directors

                                                                                                                                 Richard T. Kelecy
                                                                                                                                 Secretary
                                                                                                                                 Gainesville, Florida
                                                                                                                                May 4, 2001

EXHIBIT A

Perma-Fix Environmental Services, Inc.
Board of Directors
Audit Committee Charter

One committee of the board of directors will be known as the audit committee. Only independent directors will serve on the audit committee. An independent director is free of any relationship that could influence his or her judgement as a committee member. An independent director may not be associated with a major vendor to, or customer of, the company. When there is some doubt about independence, as when a member of the committee has a short-term consulting contract with a major customer, the director should recuse himself from any decision that might be influenced by the relationship. At least one audit committee member will be required to have an accounting or finance background, with it being preferable that such a member also be a certified public accountant.

The primary function of the audit committee is to assist the board in fulfilling its oversite responsibilities by reviewing the financial information that will be provided to the shareholders and others, the system of internal controls that management and the board of directors have established and all audit processes.

General responsibilities

1. The audit committee provides open avenues of communication among the Chief Financial Officer, the independent accountant and the board of directors.

2. The audit committee must report committee actions to the full board of directors and may make appropriate recommendations.

3. The audit committee has the power to conduct or authorize investigations into matters within the committee's scope of responsibilities. The committee is authorized to retain independent counsel, accountants or others it needs to assist in an investigation.

4. The committee will meet at least four (4) times each year, more frequently if circumstances make that preferable. The audit committee chairman has the power to call a committee meeting whenever he or she thinks there is a need. An audit committee member should not vote on any matter in which he or she is not independent. The committee may ask members of management or others to attend the meeting and is authorized to receive all pertinent information from management.

5. The committee will do whatever else the law, the company's charter or bylaws or the board of directors require.

Responsibilities for engaging independent accountants and establishment of internal audit function

1. The audit committee will select the independent accountants for company audits. The committee's selection is subject to approval by the full board of directors. The audit committee also will review and set any fees paid to the independent accountants and review and approve dismissal of the independent accountants.

2. The audit committee will review and have veto power over the establishment, assignment or dismissal of an internal audit function and/or its manager or director. Should such an internal audit function not be established, the audit committee will look to the Chief Financial Officer to fulfill this role.

3. The audit committee will confirm and assure the independence of the independent accountant, including a review of management consulting services provided by the independent accountant and the fees paid for them.

4. The audit committee will consider, in consultation with the independent accountant and the Chief Financial Officer the audit scope and procedural plans made by the internal auditors and the independent accountant.

5. The audit committee will listen to management and the primary independent auditor if either thinks there might be a need to engage additional auditors. The audit committee will decide whether to engage an additional firm and, if so, which one.

6. The audit committee will make sure that the Chief Financial Officer and the independent accountant coordinate the internal and external audits. The purpose of coordinating these efforts is to assure completeness of coverage, reduced redundancy and the effective use of audit resources.

Responsibilities for reviewing internal audits, the annual external audit and the review of quarterly and annual financial statements

1. The audit committee will ascertain that the independent accountant views the board of directors as its client, that it will be available to the full board of directors at least annually and that it will provide the committee with a timely analysis of significant financial reporting issues.

2. The audit committee will ask management, the Chief Financial Officer and the independent accountant about significant risks and exposures and will assess management's steps to minimize them.

3. The audit committee will review the following with the independent accountant and the Chief Financial Officer.

a. The adequacy of the company's internal controls, including computerized information system controls and security.

b. Any significant findings and recommendations made by the independent accountant together with management's responses to them.

4. Shortly after the annual examination is completed, the audit committee will review the following with management and the independent accountant:

a. The company's annual financial statement and related footnotes.

b. The independent accountant's audit of and report on the financial statements.

c. The auditor's qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosures and how aggressive (or conservative) the accounting principles and underlying estimates are.

d. Any serious difficulties or disputes with management encountered during the course of the audit.

e. Anything else about the audit procedures or findings that GAAS requires the auditors to discuss with the committee.

5. The audit committee will consider and review with management and the Chief Financial Officer:

a. Any significant findings during the year and management's responses to them.

b. Any difficulties the independent auditor encountered while conducting audits, including any restrictions on the scope of their work or access to required information.

c. Any changes to the planned scope of the audit plan that the committee thinks advisable.

6. The audit committee will review annual filings with the SEC and other published documents containing the company's financial statements and will consider whether the information in the filings is consistent with the information in the financial statements.

7. The audit committee will review the interim financial reports with management, the independent accountant and the Chief Financial Officer before those interim reports are released to the public or filed with the SEC or other regulators.

8. The audit committee will, at its option, prepare a letter for inclusion in the annual report that describes the committee's composition and responsibilities and how the responsibilities were fulfilled.

Periodic responsibilities

1. Review and update the committee's charter annually.

2. Review policies and procedures covering officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of those areas by the independent accountant.

3. Review, with the Chief Financial Officer and the independent accountant, the results of their examination of compliance with the company's code of conduct.

4. Review legal and regulatory matters that may have a material effect on the organization's financial statements, compliance policies and programs and reports from regulators.

5. Meet with the Chief Financial Officer and independent accountant and management in separate executive sessions to discuss any matters the committee or these groups believe should be discussed privately with the audit committee.

Acknowledged this    27   day of     April     , 1999.

/s/Mark Zwecker                                                                                                                   /s/Steve Gorlin
Mark Zwecker - Audit Committee                                                                                   Steve Gorlin - Director

/s/Jon Colin                                                                                                                           ;  /s/Dr. Louis F. Centofanti
 Jon Colin - Audit Committee                                                                                             Dr. Louis F. Centofanti - Director